UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2013
EQUITY ONE, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On June 12, 2013, Equity One, Inc., a Maryland corporation (the “Company”), filed a prospectus supplement to its registration statement on Form S-3 (Registration No. 333-187852) to register for resale 11,357,837 shares of the Company's common stock (the “Shares”) that may be issuable to Liberty International Holdings Limited (“LIH”) in connection with the Company's 2011 acquisition of a majority ownership interest in C&C (US) No. 1, Inc. (“CapCo”) through a joint venture with LIH. The Shares were previously registered under the Company's registration statement on Form S-3 (Registration No. 333-166800), which registration statement expired on May 13, 2013. The Company is required to maintain the registration of the Shares under the terms of that certain Registration and Liquidity Rights Agreement, dated as of January 4, 2011, between the Company and LIH.
LIH's interests in the joint venture are redeemable by the joint venture upon LIH's option until the tenth anniversary of the closing of the CapCo transaction for cash or, at the Company's option, for the Shares, subject to certain adjustments. No request for redemption by LIH has been made as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity One, Inc.

Date: June 12, 2013	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).